UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 25, 2005

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1111 E. Warrenville Road
Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Amended and Restated Bylaws
Press Release

Item 2.02. Results of Operations and Financial Condition.

     On April 26, 2005, Calamos Asset Management, Inc. (“Corporation”) issued a press release reporting results for the first quarter of 2005. A copy of the press release issued by the Corporation is attached as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On and effective April 25, 2005, the board of directors amended the Corporation’s Amended and Restated Bylaws to clarify Sections 2.06 and 5.03(c) with respect to the application of Delaware’s General Corporation Law concerning voting rights in excess of one vote per share. Section 2.06 had stipulated that a majority of the shares entitled to vote at a shareholder meeting constituted a quorum and in cases where a separate vote by a class, classes or series was required, a majority of the outstanding shares of such class, classes or series constituted a quorum. Section 5.03(c) had stipulated that officers and agents of the Corporation could be removed by the board of directors or by the action of the record holders of a majority of the shares entitled to vote thereon. Sections 2.06 and 5.03(c) each were amended to provide that a majority of the voting power of the Corporation’s shares was required for purposes of a quorum or the removal of officers or agents, respectively. The Amended and Restated Bylaws that were revised on April 25, 2005 are included herewith as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

  (c) Exhibits

     3.2 Amended and Restated Bylaws of the Corporation.

     99.1 Press release issued by the Corporation on April 26, 2005.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: April 26, 2005	By:	/s/ James S. Hamman, Jr.

James S. Hamman, Jr.
Executive Vice President,
General Counsel and Secretary

3

Exhibit Index

Exhibit Number	Description
3.2	Amended and Restated Bylaws of the Corporation.

99.1	Press release dated April 26, 2005 issued by the Corporation reporting results for the fist quarter of 2005.